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                                                                EXHIBIT 23.1(a)


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-99070 and 333-64422 pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan and Form S-3 No. 333-63028) of our report dated February 22, 2002, except for paragraph 6 of Footnote 1 and Footnote 23, as to which the date is March 28, 2002, with respect to the consolidated financial statements and schedule of SLI, Inc. included in the Annual Report (Form 10-K) for the year ended December 30, 2001.



/s/ ERNST & YOUNG LLP
---------------------------

Boston, Massachusetts
April 11, 2002